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                                                                    EXHIBIT 99.4
                                                                    ------------

                             INTIMATE BRANDS, INC.
                        SG&A RECLASS TO B&O ($ MILLIONS)

o Bath and Body Works (BBW) distribution center expenses have been moved from SG&A to Buying & Occupancy (B&O).

o    B&O is deducted to arrive at Gross Margin.

o    The change results in a decrease in both our SG&A and Gross Margin rates.

o    This change has no operating income impact.


                  BBW B&O RECLASS FROM SG&A ($ Millions)
                  --------------------------------------
                         1999      1998       1997
                         ----      ----       ----
1Q                       $ 6.8     $ 5.0      $ 4.6
%OF BBW SALES             2.6%      2.4%       2.6%

2Q                       $ 6.1     $ 5.1      $ 4.3
%OF BBW SALES             2.0%      2.0%       2.0%

3Q                       $ 7.4     $ 7.6      $ 5.9
%OF BBW SALES             2.8%      3.5%       3.2%

4Q                       $ 8.3     $ 9.0      $ 7.7
%OF BBW SALES             1.1%      1.5%       1.6%

YEAR                     $28.6     $26.7      $22.5
%OF BBW SALES             1.8%      2.1%       2.1%